Lifetime Achievement Fund, Inc.

Exhibit 12(b) to Form N-CSR

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report on Form N-CSR (the "Report") of Lifetime Achievement Fund, Inc. for the period ended December 31, 2011 that is accompanied by this certification, each of the undersigned hereby certifies that, to the undersigned’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lifetime Achievement Fund, Inc.

/s/ Roland R. Manarin
Roland R. Manarin, President
(Principal Executive Officer)
March 7, 2012

/s/ N. Lynn Bowley
N. Lynn Bowley, Treasurer and Chief Compliance Officer
(Principal Financial Officer)
March 7, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to UMB Fund Services, Inc. and will be retained by UMB Fund Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This statement accompanies this Report and shall not be deemed as filed by Lifetime Achievement Fund, Inc. for purposes of the Securities Exchange Act of 1934.